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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Covista Communications, Inc. and subsidiaries (the "Company") on Form S-4 of our report dated April 11, 2001 (April 24, 2001 as to Note 21c.), appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, as amended by Amendments No. 1 and No. 2 on Form 10-K/A, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
September 18, 2001